Exhibit 99.1

XPO Logistics Completes Acquisition of NLM

Establishes strong foothold in managed transportation

Becomes the largest manager of expedited shipments in North America

Rebrands acquired operations as XPO NLM

GREENWICH, Conn. — December 30, 2013 — XPO Logistics, Inc. (NYSE: XPO) (“XPO” or the “company”) today announced that it has completed its previously announced acquisition of NLM from Landstar System, Inc. The company funded the $87 million cash transaction through its ABL facility and available cash, including approximately $13.4 million of cash acquired on closing. A second technology product, A3i, was included in the transaction.

Bradley Jacobs, chairman and chief executive officer of XPO Logistics, said, “Our acquisition of NLM has given us the attractive entry we sought into managed transportation. In addition, it makes us the largest manager of expedited shipments in North America, a sector where we satisfy some of the most service-sensitive customers on a daily basis. We’ll now market our new web-based freight management capabilities to our largest customers, and introduce XPO NLM customers to our full range of services. This transaction – and our recent acquisitions of last-mile leaders 3PD and Optima – reflect our commitment to provide services in the fastest-growing areas of transportation logistics.”

Rebrands Acquired Operations as XPO NLM

The company has rebranded the NLM operations as XPO NLM, and has created a seamless transition for customers and carriers to the new portal www.xponlm.com.

Advisor

EVE Partners, LLC served as advisor to the company’s board of directors on the NLM transaction.

About XPO Logistics, Inc.

XPO Logistics, Inc. (NYSE: XPO) is one of the fastest growing providers of transportation logistics services in North America: the fourth largest freight brokerage firm, the largest provider of heavy goods, last-mile logistics, and the largest manager of expedited shipments, with growing positions in managed transportation, global freight forwarding, less-than-truckload brokerage and intermodal. The company facilitates more than 20,000 deliveries a day throughout the U.S., Mexico and Canada.

XPO is built to deliver constant growth in capacity and passionate service through market-facing technologies and 92 locations in the United States and Canada. The company uses its relationships with more than 24,000 ground, sea and air carriers to facilitate the transportation of freight for over 9,500 customers in the manufacturing, industrial, retail, commercial, life sciences and government sectors. www.xpologistics.com

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the expected impact of the transaction, including the expected impact on XPO Logistics’ results of operations and EBITDA, and the expected ability to integrate operations and technology platforms and to cross-sell services. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed in our filings with the SEC and the following: economic conditions generally; competition; our ability to find suitable acquisition candidates and execute our acquisition strategy; the expected impact of our acquisitions, including the expected impact on our results of operations; our ability to raise debt and equity capital; our ability to attract and retain key employees to execute our growth strategy, including the retention of NLM’s management team; litigation, including litigation related to misclassification of independent contractors; our ability to develop and implement a suitable information technology system; our ability to maintain positive relationships with our and NLM’s network of third-party transportation providers; our ability to retain our and NLM’s largest customers; our ability to successfully integrate acquired businesses, including NLM; and governmental regulation. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this press release speak only as of the date hereof and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

Investor Contact:

XPO Logistics, Inc.

Tavio Headley, +1-203-930-1602

tavio.headley@xpologistics.com

Media Contact:

Brunswick Group

Steve Lipin / Darren McDermott, +1-212-333-3810